Exhibit (j) (1)


                        Consent of Independent Auditors


The Board of Trustees and Shareholders
ARK Funds:


    We consent to the use of our report dated June 2, 2000 for ARK Funds incorporated herein by reference and to the references to our Firm under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" and "Independent Auditors" in the prospectus.



                                                             /s/KPMG LLP